INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (the “Agreement”) is dated as of August 26, 2004, by and between CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the “Buyer ”), and ELBIT VISION SYSTEMS, LTD., an entity organized under the laws of the State of Israel (the “Company”).

Recitals:

The parties have reached an agreement pursuant to which the Buyer shall make an investment in the Company, and the Company shall issue and sell to the Buyer a promissory note, all in accordance with the terms hereof. The Company shall use the net proceeds received under the promissory note to acquire ScanMaster IRT Ltd. (“ScanMaster”) and its affiliate IRT ScanMaster Systems Inc. (“IRT”) for cash consideration of $3,000,000, plus $500,000 in transaction costs. The balance of the net proceeds received under the promissory note shall be used to acquire Yuravision Co. Ltd. (“Yuravision”) for cash consideration of $500,000.

Agreement:

NOW, THEREFORE, in consideration of the mutual promises herein set forth and certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  ISSUANCE OF PROMISSORY NOTE AND RELATED TRANSACTIONS.

1.1.  Issuance of Promissory Note. At Closing (as defined below), subject to the terms, restrictions and conditions of this Agreement, the Buyer shall acquire, and the Company shall sell, issue and deliver to the Buyer a promissory note (the “Promissory Note”) in the aggregate amount of $4,000,000, of which $3,500,000 shall be paid by the Buyer to the Company at the Closing and the balance of $500,000 shall be paid no later than 5 business days following the Company filing a new registration statement with the Securities and Exchange Commission by the deadline set forth in the next sentence to register 14,444,445 Ordinary Shares pursuant to that certain Standby Equity Distribution Agreement (the “Standby Equity Distribution Agreement”) dated as of March 30, 2004 between the Buyer and the Company. Such registration statement shall be filed with the Securities and Exchange Commission on or before October 1, 2004.

1.2.  Purchase Price. The purchase price (the “Purchase Price”) for the Promissory Note shall be equal to $4,000,000, which shall be paid as set forth in Section 1.1 hereof. The Purchase Price shall be reduced by the fees described in Section 6.9 hereof.

1.3.  Closing. The parties to this Agreement shall consummate the transactions contemplated by this Agreement at a closing (the “Closing”) to be held no later than August 28, 2004. The date of Closing is referred to herein as the “Closing Date .” The Closing shall take place at the offices of counsel to the Buyer, or at such other place as may be mutually agreed upon by the Buyer and the Company.

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2.  ADDITIONAL AGREEMENTS.

2.1.  Agreement to Register the Ordinary Shares. The Company shall file a registration statement (the “New Registration Statement”) registering 14,444,445 Ordinary Shares pursuant to the Standby Equity Distribution Agreement and the Registration Rights Agreement dated as of March 30, 2004. Such registration statement shall contain all material information required to be included therein (including financial statements for the periods required therein prepared in accordance with U.S. generally accepted accounting principles) and shall be filed on or before October 1, 2004.

2.2.  Escrow. At the Closing, the Company shall (i) escrow with Butler Gonzalez LLP an aggregate of 5,555,555 Ordinary Shares that are registered on an effective registration statement on Form F-2 (the “Original Registration Statement”) filed with the Securities and Exchange Commission on May 3, 2004; (ii) escrow with Butler Gonzalez LLP 42 Advance Notices (as defined in the Standby Equity Distribution Agreement) for aggregate Advances of $4,200,000; and (iii) escrow and pledge with Butler Gonzalez LLP an aggregate of 2,500,000 newly issued, restricted Ordinary Shares. The Buyer shall cause Butler Gonzalez LLP to return to the Company or its designee the 2,500,000 newly issued, restricted Ordinary Shares promptly upon filing the New Registration Statement with Securities and Exchange Commission; provided that the Company has complied with each provision in this Section 2 and the Company has not been notified by the Buyer of the occurrence of an Event of Default (as defined in the Promissory Note of even date herewith) then existing.

2.3.  Prospectus Supplement. Within two business days after the completion of the audited and pro forma financial statement for ScanMaster, the Company shall file a prospectus supplement with the Securities and Exchange Commission describing ScanMaster’s business, the acquisition and all other information required to be included therein under applicable securities laws. To the extent required under applicable law, the Company shall make any other filings (including, without limitation, a post-effective amendment to the Original Registration Statement) in order to maintain the effectiveness of the Original Registration Statement after the acquisition of ScanMaster and for so long as the Full Amount has not been repaid. All filings required hereunder shall be made on or before October 1, 2004. The Company hereby reaffirms its obligations under the Registration Rights Agreement dated as of March 30, 2004 and acknowledges that the indemnifications thereunder are applicable to any filings made in connection with the acquisition of ScanMaster.

2.4.  Security Interest.

(a)  Israel Assets. At the Closing, the Company shall grant, and the Buyer shall receive, a second position security interest in all assets of the Company. The Company and its counsel shall make all necessary filings in Israel to perfect the Buyer’s security interests in Israel and shall deliver a legal opinion to the Buyer at Closing confirming the validity, enforceability and priority of the Buyer’s security interest. The Company covenants and agrees that within five (5) business days of the closing of the acquisition of ScanMaster, the Company shall register a second position security interest in the assets to be acquired from ScanMaster. The Company and its counsel shall make all necessary filings in Israel to perfect the Buyer’s security interests in Israel and shall deliver a legal opinion to the Buyer following the registration of second position security interest on the assets of ScanMaster, confirming the validity, enforceability and priority of the Buyer’s security interest and that all filings necessary to perfect the Buyer’s security have been made in accordance with Israeli laws.

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(b)  United States Assets. At the Closing, EVS US Inc., a wholly owned subsidiary of the Company, shall grant, and the Buyer shall receive, a second position security interest in all assets of EVS US Inc. under applicable law in the United States.

2.5.  Acquisition of ScanMaster. The Company shall consummate the acquisition of ScanMaster on or before September 5, 2004. If such acquisition is not consummated on or before September 5, 2004, then the transactions described herein shall terminate, the Company shall immediately return the net proceeds to the Buyer. Upon receipt of the net proceeds from the Company, the Buyer shall promptly return the commitment fee to the Company.

2.6.  Transfer Agent Instructions. On or before the filing date of the New Registration Statement, the Company, the Buyer and the Transfer Agent shall enter into irrevocable transfer agent instructions in the a form attached hereto as Exhibit “A.”

2.7.  Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties shall use its best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions.

2.8.  Further Assurances. The parties shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, the provisions of this Agreement, including, without limitation, to issue the Company’s Ordinary Shares and to consummate the transactions contemplated by this Agreement.

3.  REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE COMPANY.

To induce Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Company represents and warrants to and covenants with the Buyer that except as set forth in the SEC Documents (as defined herein) and the Schedules hereto, the representations and warranties set forth in the Standby Equity Distribution Agreement (are true and correct as of the date hereof. At Closing, the Company shall execute and deliver a bring-down certificate to the Buyer. Further, the Company represents and warrants to and covenants with the Buyer that the representations and warranties that references to the “Agreement” in the Standby Equity Distribution Agreement shall be deemed to include this Investment Agreement and all other contracts delivered by the Company to the Buyer on the date hereof. In addition to the foregoing, the Company represents and warrants to and covenants with the Buyer as follows:

3.1.  Execution; No Inconsistent Agreements; Etc.

(a)  The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly and validly authorized and approved by the Company and this Agreement is a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies.

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(b)  The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or bylaws of the Company, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any material note, bond, mortgage, lease, indenture, agreement or obligation to which the Company is a party, pursuant to which any of them otherwise receive benefits, or by which any of their properties may be bound.

3.2.  Issuance of Ordinary Shares. The issuance of the Ordinary Shares (including, without limitation, all Ordinary Shares issued pursuant to Section 2 hereof, are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, are free from all liens and charges with respect to the issuance thereof.

3.3.  Registration Matters. The Original Registration Statement does not, and the Prospectus Supplement related to the Original Registration Statement and New Registration Statement will not, (i) contain any untrue statement or alleged untrue statement of a material fact or (ii) omit or alleged to omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) violate or alleged to violate applicable securities laws. In making this representation, the Company has relied solely on its legal and other advisors.

4.  REPRESENTATIONS AND WARRANTIES OF BUYER.

To induce the Company to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer represents and warrants to and covenants with the Company as follows:

4.1.  Organization. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware. The Buyer has all requisite power and authority to execute, deliver and carry out the terms of this Agreement and the consummation of the transactions contemplated herein.

4.2.  Execution; No Inconsistent Agreements; Etc.

(a)  The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly and validly authorized and approved by Buyer and this Agreement is a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies.

(b)  The execution and delivery of this Agreement by Buyer does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or bylaws of Buyer, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any material note, bond, mortgage, lease, indenture, agreement or obligation to which Buyer is a party, pursuant to which any of them otherwise receive benefits, or by which any of their properties may be bound.

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4.3.  Securities Laws.

(a)  The Buyer is purchasing the Promissory Note for investment purposes and not with a view to the sale or distribution, by public or private sale or other disposition, and the Buyer has no present intention of selling, granting any participation in or otherwise distributing or disposing of the Promissory Note.

(b)  Investment Representations. The Buyer has been offered the opportunity to ask questions of, and receive answers from the Company’s management, and the Buyer has been given full and complete access to all available information and data relating to the business and assets of the Company and has obtained such additional information about the Company as the Buyer has deemed necessary in order to evaluate the opportunities, both financial and otherwise, with respect to the Company and, except as set forth herein, has not relied on any representation, warranty or other statement concerning the Company and its evaluati on of the decision to consummate the transactions contemplated herein. In its judgment, the Buyer is sufficiently familiar with the Company to enable the Buyer to proceed with the transactions contemplated hereby.

(c)  The Buyer is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(d)  The Buyer is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities and the Buyer’s financial position is such that the Buyer can afford to retain the Promissory Note for an indefinite period of time without realizing any direct or indirect cash return on its investment.

5.  INDEMNITY.

5.1.  Indemnification by the Company. The Company (hereinafter collectively called the “Company Indemnitor”) shall defend, indemnify and hold harmless the Buyer, its direct and indirect parent corporations, subsidiaries and affiliates, their officers, members, directors, employees, attorneys and agents (hereinafter collectively called “ Buyer Indemnit ees”) against and in respect of any and all loss, damage, liability, fine, penalty, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, “Buyer Losses”), suffered or incurred by any Buyer Indemnitee by reason of, or arising out of:

(a)  any misrepresentation, breach of warranty or breach or nonfulfillment of any covenant, obligation or agreement of the Company contained in this Agreement or in any certificate, schedule, instrument or document delivered to Buyer by or on behalf of the Company pursuant to the provisions of this Agreement (without regard to materiality thresholds contained therein);

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(b)  any liabilities of the Company of any nature whatsoever (including tax liability, penalties and interest), whether accrued, absolute, contingent or otherwise, (i) existing as of the date of December 31, 2003, and required to be shown therein in accordance with GAAP, to the extent not reflected or reserved against in full in the December 31, 2003; or (ii) arising or occurring between December 31, 2003 and the Closing Date, except for liabilities arising in the ordinary course of business, none of which shall have a material adverse effect on the Company; or

(c)   Indemnification by Buyer. The Buyer (hereinafter called the “Buyer Indemnitor”) shall defend, indemnify and hold harmless the Company, its direct and indirect parent corporations, subsidiaries and affiliates, their officers, members, directors, employees, attorneys and agents (hereinafter called “ Company Indemnitee”) against and in respect of any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, “Company Losses”), suffered or incurred by Company Indemnitee by reason of or arising out of any misrepresentation, breach of warranty or breach or non-fulfillment of any material covenant, obligation or agreement of Buyer contained in this Agreement or in any other certificate, schedule, instrument or document delivered to the Company by or on behalf of Buyer pursuant to the provisions of this Agreement (without regard to materiality thresholds contained therein).

5.2.  Defense of Claims.

(a)  Each party seeking indemnification hereunder (an “Indemnitee”): (i) shall provide the other party or parties (the “Indemnitor”) written notice of any claim or action by a third party for which an Indemnitor may be liable under the terms of this Agreement, within ten (10) days after such claim or action arises and is known to Indemnitee, and (ii) shall give the Indemnitor a reasonable opportunity to participate in any proceedings and to settle or defend any such claim or action. The expenses of all proceedings, contests or lawsuits with respect to such claims or actions shall be borne by the Indemnitor. If the Indemnitor wishes to assume the defense of such claim or action, the Indemnitor shall give written notice to the Indemnitee within ten (10) days after notice from the Indemnitee of such claim or action, and the Indemnitor shall thereafter assume the defense of any such claim or liability, through counsel reasonably satisfactory to the Indemnitee, provided that Indemnitee may participate in such defense at their own expense, and the Indemnitor shall, in any event, have the right to control the defense of the claim or action. The failure of an Indemnitee to give any notice required by this Section shall not affect any of such party’s rights under this Section or otherwise, except and to the extent that such failure is actually prejudicial to the rights or obligations of the Indemnitor.

(b)  If the Indemnitor shall not assume the defense of, or if after so assuming it shall fail to defend, any such claim or action, the Indemnitee may defend against any such claim or action in such manner as they may deem appropriate and the Indemnitees may settle such claim or litigation on such terms as they may deem appropriate but subject to the Indemnitor's approval, such approval not to be unreasonably withheld; provided, however, that any such settlement shall be deemed approved by the Indemnitor if the Indemnitor fails to object thereto, by written notice to the Indemnitee, within fifteen (15) days after the Indemnitor's receipt of a written summary of such settlement. The Indemnitor shall promptly reimburse the Indemnitee for the amount of all expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense and settlement of such claim or action.

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(c)  If a non-appealable judgment is rendered against any Indemnitee in any action covered by the indemnification hereunder, or any lien attaches to any of the assets of any of the Indemnitee, the Indemnitor shall immediately upon such entry or attachment pay such judgment in full or discharge such lien unless, at the expense and direction of the Indemnitor, an appeal is taken under which the execution of the judgment or satisfaction of the lien is stayed. If and when a final judgment is rendered in any such action, the Indemnitor shall forthwith pay such judgment or discharge such lien before any Indemnitee is compelled to do so.

5.3.  Waiver. The failure of any Indemnitee to give any notice or to take any action hereunder shall not be deemed a waiver of any of the rights of such Indemnitee hereunder, except to the extent that Indemnitor is actually prejudiced by such failure.

5.4.  Limitation of Liability.

(a)  Company’s Limitation of Liability. Notwithstanding the foregoing, the Company’s liability under Section 5 hereof shall be limited to the Purchase Price, together with accrued interest, expenses pursuant to Section 6.9 hereof and attorneys’ fees pursuant to Section 6.19 hereof; provided that no such liability limitation shall apply to the extent that the Buyer’s Losses were related to person or entity that is not a party to this Agreement.

(b)  Buyer’s Limitation of Liability. Notwithstanding the foregoing, the Buyer’s liability under this Section shall be limited to the difference between $4,000,000 and the gross amount of the Purchase Price paid to the Company (inclusive of all fees), together with attorneys’ fees pursuant to Section 6.19 hereof; provided that no such liability limitation shall apply to willful misconduct of the Buyer.

6.  MISCELLANEOUS.

6.1.  Notices.

(a)  All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) upon receipt if delivered in person, (ii) upon receipt, when sent via facsimile (provided conformation of transmission is mechanically or electronically generated and kept on file by the sending party); or upon the expiration of three (3) days after the date sent, if sent by federal express (or similar overnight courier service) to the parties at the following addresses:

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(i)  If to Buyer:

Cornell Capital Partners, LP
101 Hudson Street -Suite 3700
Jersey City, NJ 07302
Attention: Mark Angelo
Portfolio Manager
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

                                                        with a copy to:

Cornell Capital Partners, LP
101 Hudson Street -Suite 3700
Jersey City, NJ 07302
Attention: Troy J. Rillo, Esq.
Senior Vice President
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

(ii)    If to the Company:

Elbit Vision Systems Ltd.
New Industrial Park
Post Office Box 140
Yokneam
Israel
Attention: Yaky Yanay CFO
Telephone: ?4-993-6414
Facsimile: ?4-993-6450

With a copy to:

Yigal Arnon & Co
Azrieli Center
Tel Aviv
Israel
Attention: Adrian Daniels, Adv
Telephone: ?3-608-7864
Facsimile: ?3-608-7714

(b)  Notices may also be given in any other manner permitted by law, effective upon actual receipt. Any party may change the address to which notices, requests, demands or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

6.2.  Survival. The representations, warranties, agreements and indemnifica-tions of the parties contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement shall survive any investigation heretofore or hereafter made by the parties and the consummation of the transactions contemplated herein and shall continue in full force and effect after the Closing.

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6.3.  Counterparts; Interpretation. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement among the parties with respect to the matters covered hereby. All Schedules hereto shall be deemed a part of this Agreement. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of all of the parties hereto. No ambiguity in any provision hereof shall be construed against a party by reason of the fact it was drafted by such party or its counsel. For purposes of this Agreement: “herein”, “hereby”, “hereunder”, “herewith”, “hereafter” and “hereinafter” refer to this Agreement in its entirety, and not to any particular subsection or paragraph. References to “including” means including without limiting the generality of any description preceding such term. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

6.4.  Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard exclusively in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County, New Jersey and the United States District Court of New Jersey, sitting in Newark, New Jersey, for the adjudication of any civil action asserted pursuant to this paragraph. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action in the forum selected hereby.

6.5.  Successors and Assigns; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, and successors; provided, however, that the Company may not assign this Agreement or any rights hereunder, in whole or in part.

6.6.  Partial Invalidity and Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any terms of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

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6.7.  Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of a party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other future exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

6.8.  Headings. The headings as to contents of particular paragraphs of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or as a limitation on the scope of any terms or provisions of this Agreement.

6.9.  Expenses.

6.9.1.  Legal Fees. Except as otherwise expressly provided herein, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Buyer or the Company as each party incurs such expenses. The Company shall pay to Butler Gonzalez LLP directly out of the initial installment of the Purchase Price a fee of $15,000 for structuring this transaction. The fee shall be deemed fully earned on the date hereof, and the payment shall be deducted against the Purchase Price and paid directly from escrow.

6.9.2.  Commitment Fees. The Company shall pay to Yorkville Advisors Management LLC a commitment fee of 5% of the Purchase Price, which is the commitment fee referred to in Section 12.4(b)(i) of the Standby Equity Distribution Agreement. In addition, the Company shall pay to Yorkville Advisors Management LLC a structuring fee of $15,000. The commitment and structuring fees shall be deemed fully earned on the date hereof, and the payment shall be deducted against the Purchase Price and paid directly from escrow.

6.10.  Finder’s Fees. The Buyer represents to the Company that no broker, agent, finder or other party has been retained by it in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the Buyer to be paid for or on account of the transactions contemplated hereby. The Company represents to the Buyer that no broker, agent, finder or other party has been retained by the Company in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the Company to be paid for or on account of the transactions contemplated hereby.

6.11.  SEC Documents. As used in this Agreement, the term SEC Documents shall apply to Registration Statements on Forms F-2 and F-3, Annual Reports on Form 20-F, Current Reports on Form 6-K and Proxy Statements of the Company as supplemented to the date hereof, filed with the SEC by the Company prior to the date hereof.

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6.12.  Gender. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

6.13.  Currency. All foreign currency amounts required to be converted to U.S. Dollars for purposes of this Agreement shall be converted in accordance with GAAP.

6.14.  Acceptance by Fax. This Agreement shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of the signature pages hereto.

6.15.  Attorneys Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, court costs and all expenses (including, without limitation, all such fees, costs and expenses incident to appellate, bankruptcy, post-judgment and alternative dispute resolution proceedings), incurred in that action or proceeding, in addition to any other relief to which such party may be entitled.

6.16.  NO JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

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         IN WITNESS WHEREOF, the parties have executed this Investment Agreement or caused this Investment Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

BUYER:

CORNELL CAPITAL PARTNERS, LP

By: Yorkville Advisors, LLC
Its: General Partner

By:_______________________
Name: Mark Angelo
Title: Portfolio Manager

COMPANY:
ELBIT VISION SYSTEMS, LTD.
By: _______________________
Name:
Title:

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EXHIBIT “A”

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

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IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

August 26, 2004

American Stock Transfer & Trust Company
6201 15th Avenue
Brooklyn, NY 11219

Attention: Legal Department

RE: ELBIT VISION SYSTEMS, LTD.

Ladies and Gentlemen:

1.  Reference is made to that certain Standby Equity Distribution Agreement (the “Standby Equity Distribution Agreement”) dated as of March 30, 2004, and the Promissory Note (the “Promissory Note”) of even date herewith pursuant to which the Company shall issue to Cornell Capital Partners, LP (the “Investor”) ordinary shares of Elbit Vision Systems, Ltd. (the “Company”) as described in the Standby Equity Distribution Agreement and the Promissory Note.

The Company has agreed to issue to the Investor up to 14,444,445 ordinary shares (the “Shares”) upon (i) an Event of Default of the Promissory Note or (ii) under the Standby Equity Distribution Agreement.

This letter shall serve as our irrevocable authorization and direction to American Stock Transfer & Trust Company (the “Transfer Agent”) (provided that you are the transfer agent of the Company at such time) to do the following:

1.	The Transfer Agent shall promptly issue in accordance with paragraph 4 herein, such number of Additional Shares to the Investor as shall be set forth in each properly completed and duly executed notice by the Company (the “Notice”) in the form attached hereto as Exhibit I, delivered to the Transfer Agent by the Escrow Agent. Prior to the effectiveness of a registration statement covering the Shares, they shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

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2.	Upon effectiveness of the Registration Statement covering Shares, the Transfer Agent shall promptly issue such number of Shares to the Investor as are set forth in a Notice delivered to the Transfer Agent by the Escrow Agent in the form set forth in Exhibit II, together with confirmation of sale and a legal opinion by the Company’s counsel substantially in the form attached as Exhibit III hereto, in accordance with the instructions set forth in paragraph 4 below. In the event that the Shares shall be issued in physical form, they shall bear no legend.

3.	The Transfer Agent shall rely on the Notice delivered by the Escrow Agent and shall have no liability for relying on such instructions. Any Notice delivered hereunder shall constitute an irrevocable instruction to the Transfer Agent to process such Notice in accordance with the terms of such Notice. Such Notice may be transmitted to the Transfer Agent by facsimile or any commercially reasonable method.

4.	Upon the Transfer Agent’s receipt of a Notice, the Transfer Agent shall use its best efforts, within three (3) Trading Days following the date of receipt of the Notice to: (A) in the event of a Notice for the issuance of Shares described in paragraph 1 herein, issue and surrender to a common carrier for overnight delivery to the address as specified in the Notice, a certificate, registered in the name of the Investor for the number of Shares to which the Investor is entitled as set forth in the Notice; or (B) in the event of a Notice of the issuance of Shares described in paragraph 2 herein credit such aggregate number of Ordinary Shares to which the Investor is entitled pursuant to the Notice, to the Investor’s balance account with DTC through its Deposit Withdrawal At Custodian (“ DWAC”) system provided the Investor causes its bank or broker to initiate the DWAC transaction. (“Trading Day” shall mean any day on which the Nasdaq Market is open for customary trading).

5.	The Company hereby confirms to the Transfer Agent and the Investor that no instructions other than as contemplated herein will be given to the Transfer Agent by the Company with respect to the Shares, until the Company and the Investor mutually provide the Transfer Agent instructions (the “Mutual Instructions”) that these Instructions have been terminated. The Company hereby agrees that it shall not replace the Transfer Agent, as the Company’s transfer agent during the term of this Agreement without the prior written consent of the Investor.

6.	The Company acknowledges that the Investor is relying on the representations and covenants made by the Company hereunder and are a material inducement to the Investor entering into the Promissory Note. The Transfer Agent shall have no liability to the Company for complying with the terms hereof. The Company further acknowledges that the Investor would not enter into the Promissory Note absent the Company’s representations and covenants hereunder. These instructions shall terminate upon the repayment to the Investor of all amounts due under the Promissory Note. Promptly upon such event, the Company and the Investor (or its counsel) shall jointly notify the Transfer Agent that these instructions have terminated.

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7.	The Company but not the Transfer Agent, specifically acknowledges and agrees that in the event of a breach or threatened breach by a party hereto of any provision hereof, the Investor will be irreparably damaged and that damages at law would be an inadequate remedy if these Transfer Agent instructions were not specifically enforced. Therefore, in the event of a breach or threatened breach by a party hereto, including, without limitation, the attempted termination of the agency relationship created by this instrument, the Investor shall be entitled, in addition to all other rights or remedies, to an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of these Transfer Agent Instructions.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties have caused this letter agreement regarding Irrevocable Transfer Agent Instructions to be duly executed and delivered as of the date first written above.

ELBIT VISION SYSTEMS, LTD.

By:
Name:
Title:

CORNELL CAPITAL PARTNERS, LP.

By: Yorkville Advisors, LLC
Its: General Partner

By: ___________________________
Name: Mark Angelo
Title: President and Portfolio Manager

BUTLER GONZALEZ, LLP

By: _______________________________
Name: David Gonzalez, Esq.

AMERICAN STOCK TRANSFER & TRUST COMPANY

By: ________________________
Name:
Title:

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EXHIBIT I

TO TRANSFER AGENT INSTRUCTIONS

FORM NOTICE

Reference is made to the Standby Equity Distribution Agreement (the “Standby Equity Distribution Agreement”) dated March 30, 2004 and Promissory Note (the “Promissory Note”) between Elbit Vision Systems, Ltd. (the “Company ”), and Cornell Capital Partners, LP, dated August _, 2004. In accordance with and pursuant to the Standby Equity Distribution Agreement and the Promissory Note, the undersigned hereby instructs the American Stock Transfer & Trust Company to issue to Cornell Capital Partners, LP shares of the Company in the amount indicated below.

     Ordinary Shares to be Issued:

Please issue a certificate for the above number of the Company's Ordinary Shares bearing the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

Please deliver the certificate to Senior Vice President, Cornell Capital Partners LP, 101 Hudson Street - Suite 3700, Jersey City, NJ 07032.

The undersigned has executed this Notice this ____ day of _____________, 200__.

ELBIT VISION SYSTEMS, LTD.

By:________________________
Name:
Title:

EXHIBIT II

TO TRANSFER AGENT INSTRUCTIONS

FORM NOTICE

Reference is made to the Standby Equity Distribution Agreement (the “Standby Equity Distribution Agreement”) dated March 30, 2004 and Promissory Note (the “Promissory Note”) between Elbit Vision Systems, Ltd. (the “Company ”), and Cornell Capital Partners, LP, dated August ___, 2004. In accordance with and pursuant to the Standby Equity Distribution Agreement and the Promissory Note, the undersigned hereby instructs the American Stock Transfer & Trust Company to issue to Cornell Capital Partners, LP shares of the Company in the amount indicated below.

            Shares to be Issued:                    __________________________________

Please issue the Ordinary Shares in the following name and to the following address:

Sloan Securities Corp.
Clearing House: Fiserv
Broker DTC Participant Code: 0632
Account Number*:  56887298

* Note that receiving broker must initiate transaction on DWAC System.

The undersigned has executed this Notice this ____ day of _____________, 200__.

ELBIT VISION SYSTEMS, LTD.

By:________________________________
Name:
Title:

EXHIBIT III

TO IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

FORM OF OPINION

________________ 200_

VIA FACSIMILE AND REGULAR MAIL

American Stock Transfer & Trust Company
6201 15th Avenue
Brooklyn, NY 11219

Attention:    Legal Department

RE:  ELBIT VISION SYSTEMS, LTD.

Ladies and Gentlemen:

We have acted as special counsel to Elbit Vision Systems, Ltd. (the “Company”), in connection with the registration of ___________shares (the “Shares”) of its Ordinary Shares with the Securities and Exchange Commission (the “SEC ”). We have not acted as your counsel. This opinion is given at the request and with the consent of the Company.

In rendering this opinion we have relied on the accuracy of the Company’s Registration Statement on Form F-2, as amended (the “Registration Statement”), filed by the Company with the SEC on _________ ___, 2004. The Company filed the Registration Statement on behalf of certain selling shareholders (the “Selling Shareholders”). This opinion relates solely to the Selling Shareholders listed on Exhibit “A” hereto and number of Shares set forth opposite such Selling Shareholders’ names. The SEC declared the Registration Statement effective on __________ ___, 2004.

We understand that the Selling Shareholders acquired the Shares in a private offering exempt from registration under the Securities Act of 1933, as amended. Information regarding the Shares to be sold by the Selling Shareholders is contained under the heading “Selling Shareholders” in the Registration Statement, which information is incorporated herein by reference. This opinion relates to the issuance of the Shares to the Selling Shareholders and to the sale or transfer by the Selling Shareholders pursuant to the Registration Statement under the Federal laws of the United States of America. We do not express any opinion concerning any law of any state or other jurisdiction.

In rendering this opinion we have relied upon the accuracy of the foregoing statements.

Based on the foregoing, it is our opinion that the Shares have been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and that American Stock Transfer & Trust Company may issue the Shares without legend or remove the restrictive legends currently contained on the Shares. This opinion relates solely to the number of Shares set forth opposite the Selling Shareholders listed on Exhibit “A” hereto.

This opinion is furnished to you specifically in connection with the issuance of the Shares and to the sale or transfer by the Selling Shareholders pursuant to the Registration Statement under the Federal laws of the United States of America, and is solely for your information and benefit. This letter may not be relied upon by you in any other connection, and it may not be relied upon by any other person or entity for any purpose without our prior written consent. This opinion may not be assigned, quoted or used without our prior written consent. The opinions set forth herein are rendered as of the date hereof and we will not supplement this opinion with respect to changes in the law or factual matters subsequent to the date hereof.

Very truly yours,

[SECURITIES LAW FIRM]